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                                                                    Exhibit 23.5

                        Consent of Independent Auditors

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement on (Form S-3 No. 333-00000) of American Tower Corporation and incorporation by reference of our reports dated April 1, 1999 with respect to the financial statements of TeleCom Towers, LLC as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and the period from September 30, 1997 (inception) to December 31, 1997 and the financial statements of TeleCom Towers Mid-Atlantic, LP, TeleCom Towers of the West, LP and TeleCom Southwest Towers, LP as of July 31, 1998 and December 31, 1997 and for the seven months ended July 31, 1998 and the year ended December 31, 1997, included in the Form 8-K of American Tower Corporation dated September 17, 1999, filed with the Securities and Exchange Commission.

McLean, Virginia
January 31, 2000                        /s/ Ernst & Young LLP